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                                                                   EXHIBIT 10.16


                      AMENDMENT EFFECTIVE JANUARY 12, 2000
                     TO THE 1989 STOCK COMPENSATION PLAN OF
                             U.S. TRUST CORPORATION

     The 1989 Stock Compensation Plan of U.S. Trust Corporation (the "1989 Plan") is amended effective January 12, 2000 as follows:

     1. Section 3.6 is hereby amended by adding the following sentence at the end of the Section to read as follows:

          "Notwithstanding the foregoing, at the effective time of the merger of Patriot Merger Corporation ("Merger Sub") with and into the Corporation (the "Merger") pursuant to an Agreement and Plan of Merger dated as of January 12, 2000, by and among The Charles Schwab Corporation ("Schwab"), Merger Sub and the Corporation (the "Merger Agreement"), payment with respect to Restricted Common Shares shall be made to participants in the form of a single payment of Schwab's common stock equivalent in value to the single lump sum cash payment that would otherwise be required to be made hereunder upon a Change in Control, as determined in accordance with the procedures set forth in
          Section 1.7 of the Merger Agreement."

     2. Section 4.7 of the 1989 Plan is hereby amended by adding the following paragraph at the end thereof:

          "Notwithstanding the foregoing, at the effective time of the Merger, payment with respect to each Participant's Account and each participant's Award for any Open Cycle shall be made to such Participant in the form of a single payment of Schwab's common stock equivalent in value to the single lump sum cash payment that would otherwise be required to be made hereunder upon a Change in Control, as determined in accordance with the procedures set forth in Section
          1.7 of the Merger Agreement."

     3. Section 5.4 of the 1989 Plan is hereby amended by adding the following sentence at the end thereof:

          "Notwithstanding the foregoing, at the effective time of the Merger, payment with respect to each Participant's Benefit Equalization Units shall be made to such participant in the form of a single payment of Schwab's common stock equivalent in value to the single lump sum cash payment that would otherwise be required to be made hereunder upon a Change in Control, as determined in accordance with the procedures set forth in Section 1.7 of the Merger Agreement."